UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): October 24, 2022

XWELL, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34785	20-4988129
(Commission File Number)	(IRS Employer Identification No.)

254 West 31st Street, 11th Floor, New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

(212) 750-9595

(Registrant’s Telephone Number, Including Area Code)

XpresSpa Group, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XWEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 24, 2022, XWELL, Inc. (formerly known as XpresSpa Group, Inc.) (the “Company”) issued a press release announcing that (i) the Company will be changing its name to “XWELL, Inc.” (the “Name Change”) effective as of at 12:01 a.m., Eastern Time on October 25, 2022, pursuant to an amended and restated certificate of incorporation filed with the Delaware Secretary of State on October 24, 2022 (the “Amended and Restated Certificate”), and (ii) the Company’s common stock, par value $0.01 per share, which has previously been listed on The Nasdaq Capital Market under the trading symbol “XSPA,” will be listed under the trading symbol “XWEL” upon the opening of the trading market on Tuesday, October 25, 2022.

In addition, on October 24, 2022, prior to filing the Amended and Restated Certificate, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) with respect to its Series A Convertible Preferred Stock, par value $0.01 per share, Series D Convertible Preferred Stock, par value $0.01 per share, Series E Convertible Preferred Stock, par value $0.01 per share, and Series F Convertible Preferred Stock, par value $0.01 per share (collectively, the “Eliminated Preferred Stock”) with the Delaware Secretary of State, which will become effective as of at 11:49 p.m., Eastern Time on October 24, 2022.

The Certificate of Elimination (i) eliminates the previous designation of 6,968 shares of Series A Convertible Preferred Stock, none of which were outstanding at the time of filing, (ii) eliminates the previous designation of 500,000 shares of Series D Convertible Preferred Stock, none of which were outstanding at the time of filing, (iii) eliminates the previous designation of 2,397,060 shares of Series E Convertible Preferred Stock, none of which were outstanding at the time of filing, (iv) eliminates the previous designation of 9,000 shares of Series F Convertible Preferred Stock, none of which were outstanding at the time of filing, (v) causes such shares of Eliminated Preferred Stock to resume the status of authorized but unissued shares of preferred stock of the Company and (vi) eliminates all reference to the Eliminated Preferred Stock from the Company’s Certificate of Incorporation filed with the Secretary of State of the State of Delaware and effective prior to effective time of the Amended and Restated Certificate.

Both prior to and upon the filing of the Certificate of Elimination, the Company had 300,00 shares of Series C Junior Preferred Stock, $0.01 par value per share, authorized, none of which was or is issued or outstanding. The Series C Junior Preferred Stock was not eliminated by the Certificate of Elimination.

Pursuant to Delaware law, a stockholder vote was not necessary to effectuate the Name Change or to file the Certificate of Elimination, and such filings do not affect the rights of the Company’s stockholders.

In connection with the filing of the Amended and Restated Certificate, effective immediately following the effective time of the Name Change, the Board of Directors of the Company approved and adopted the Company’s Fourth Amended and Restated Bylaws (the “Amended Restated Bylaws”), which reflects the Company’s name change to XWELL, Inc. and otherwise restates and integrates the provisions of the Company’s previous amended and restated Bylaws and amendments filed since January 5, 2018. No other changes were made to the Amended and Restated Bylaws.

Copies of the Company’s Certificate of Elimination, Amended and Restated Certificate and Amended and Restated Bylaws are filed as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively, with this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 24, 2022, the Company issued a press release announcing the Name Change. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 on Form 8-K, the information set forth in this Item 7.01 and the investor presentation attached to this report as Exhibit 99.1 is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Exhibit Title or Description
3.1	Certificate of Elimination of Series A Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock and Series F Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware, effective on October 24, 2022.
3.2	Amended and Restated Certificate of Incorporation of XWELL, Inc., effective on October 25, 2022.
3.3	Fourth Amended and Restated Bylaws of the Company, effective as of October 25, 2022
99.1	Press release, dated October 24, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XWELL, Inc.

Date: October 24, 2022	By:	/s/ Scott R. Milford
	Name:	Scott R. Milford
	Title:	President and Chief Executive Officer